EXHIBIT 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Magyar Bancorp, Inc. (the "Company") hereby certify that, to the best of their knowledge:

1. the Company's special financial report under Exchange Act Rule 15d-2 for the year ended September 30, 2005 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. that as of the date of this statement, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: February 9, 2006     By: /s/ Elizabeth E. Hance
      ------------------       -------------------------------------
                               Elizabeth E. Hance
                               President and Chief Executive Officer



Date: February 8, 2006     By: /s/ Jon R. Ansari
      ------------------       -------------------------------------------------
                               Jon R. Ansari
                               Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Magyar Bancorp, Inc. and will be retained by Magyar Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.